SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2002

SILICON IMAGE, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 616-4000
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5                                OTHER EVENTS.

On November 27, 2002, Badar Baqai, Executive Vice President, Engineering of the Registrant, entered into a plan with Deutsche Bank Alex. Brown pursuant to which Deutsche Bank Alex. Brown will undertake to sell up to 100,000 shares of the common stock of the Registrant subject to stock options currently held by Mr. Baqai at specified intervals from December 15, 2002 through December 31, 2003, provided the limit order prices specified in the plan are met.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2002		SILICON IMAGE, INC.

	By:	/s/ David D. Lee
David D. Lee
Chief Executive Officer and
President